UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2011

Neuro – Biotech Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-55254-42	87-0485310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420033 Kazan City, 13 Frunze Street #39, Russia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  7 (843) 272-89-24

M45 Mining Resources, Inc., Aeschenvorstadt 71, CH-4051 Basel, Switzerland
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2011 Mr. Michael Yamani resigned as Secretary and Director of Neuro-Biotech Corp. (the “Company”).  Mr. Yamani decided to resign as a result of the Company’s new business ventures in the field of neuroscience; however, he is not resigning as the result of a disagreement on any matter relating to the Company’s operations, policies or practices.

On March 23, 2011 Mr Rustern Yusupov was appointed Vice-President, Secretary and Director of Neuro-Biotech Corp. (the “Company”). Mr Yusupov is the President of Credo-TM. Mr Yusupov has an extensive experience in Internet and media advertising.

On March 29, 2011 Mr. Claude Poulin resigned as the President, CEO and Director of the Company.  Mr. Poulin is not resigning as the result of a disagreement on any matter relating to the Company’s operations, policies or practices.

On March 29, 2011 Mr Boris Olekhnovich was appointed President, CEO and Director of the Company. Mr OIekhnovich is a Clinical Psychologist who specializes in neuro and psycho programming. Over the years, Mr Olekhnovich has also been mandated to be in charge of introducing modern neuro-biotechnology in some of the largest Russian companies.

On March 29, 2011, the Company updated its Company Business Address Information on file with the Securities and Exchange Commission to the following:

420033 Kazan City
13 Frunze Street #39
Russian Federation

Item 9.01 Financial Statements and Exhibits.

_______________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 30, 2011

NEURO-BIOTECH CORP.

/s/ Boris Olekhnovich

Boris Oleknovich, President and CEO